UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2021

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On July 7, 2021, ABM Industry Groups, LLC, a wholly owned subsidiary of ABM Industries Incorporated (the “Company”), and the Company, entered into a Class Action Settlement and Release Agreement to settle a consolidated series of lawsuits known as ABM Industries Overtime Cases (Superior Court of California, County of San Francisco, Case No. JCCP No. CJC-07-004502 (the “Bucio Case”), on a classwide and representative basis for $140 million.

The Bucio Case is a certified class action in which plaintiffs allege that the Company failed to provide legally required meal periods and make additional premium payments for such meal periods, pay split shift premiums when owed, and reimburse janitors for travel expenses.

The first of the consolidated cases was filed on April 7, 2006. On April 19, 2011, the Superior Court of California, County of San Francisco (the “Trial Court”) denied plaintiffs’ motion for class certification. On December 11, 2017, the California Court of Appeal reversed the denial of class certification in part and ordered the Trial Court to certify plaintiffs’ meal period, travel expense reimbursement, and split shift claims. In accordance with the California Court of Appeal’s ruling, the Trial Court certified a class of janitorial employees employed in California from April 7, 2002 through April 30, 2013 with respect to plaintiffs’ meal period, travel expense reimbursement, and split shift claims. Plaintiffs also asserted a representative claim for penalties under the California Labor Code Private Attorneys General Act (“PAGA”) based on alleged violations of the California Labor Code, and plaintiffs have argued that this claim continues to the present. The parties engaged in mediation in July 2018 and January 2021 and attended a mandatory settlement conference before Judge Angela M. Bradstreet in June 2021. Trial was scheduled for July 12, 2021.

Under the terms of the settlement, the Company has agreed to pay $140 million to resolve the Bucio Case and to obtain a release of the certified class claims that were asserted in the Bucio Case. The settlement will also resolve the PAGA claim. The release of the certified class claims covers the time period from April 7, 2002 through April 30, 2013. The release of the PAGA claim covers the time period from November 15, 2005 through July 18, 2021. Any attorneys’ fees awarded by the Trial Court and all costs of notice and claims administration will be paid from the $140 million settlement fund. Employees who will be a part of the settlement will receive payments based on the number of pay periods they worked.

The settlement agreement is contingent upon the approval of the Trial Court. Plaintiffs will file a motion for preliminary approval of the settlement. If the settlement is preliminarily approved, members of the certified class will receive notice of the settlement and there will be an opportunity for them to object to the settlement before the Trial Court grants final approval of the settlement. No payments will be made to employees until after the settlement is finally approved by the Trial Court.

A copy of the press release dated July 8, 2021 relating to the Bucio Case is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated July 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: July 8, 2021	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Secretary